UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

Chindex International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24624	13-3097642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Wisconsin Avenue, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 215-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, the Compensation Committee of the Board of Directors of the Company approved new employment agreements for each of Roberta Lipson, Elyse Beth Silverberg and Lawrence Pemble, executive officers of the Company. The new agreements supersede from the commencement date of March 1, 2006 the existing agreements, which were originally entered into on an expedited basis to prevent any lapse of the executives’ agreement coverage under expiring agreements. The new agreements are substantially the same as the existing agreements, except principally for certain benefits, change in control, and jurisdictional provisions as well as an increase to an eight-year term. The foregoing is qualified in its entirety by the terms of the new employment agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement, dated as of March 1, 2006, between the Company and Roberta Lipson.
10.2 Employment Agreement, dated as of March 1, 2006, between the Company and Elyse Beth Silverberg.
10.3 Employment Agreement, dated as of March 1, 2006, between the Company and Lawrence Pemble.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chindex International, Inc.

November 6, 2006	By:	Lawrence Pemble

Name: Lawrence Pemble
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 1, 2006, between the Company and Roberta Lipson.
10.2	Employment Agreement, dated as of March 1, 2006, between the Company and Elyse Beth Silverberg.
10.3	Employment Agreement, dated as of March 1, 2006, between the Company and Lawrence Pemble.